Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

           As independent public accountants, we hereby consent to the incorporation by reference of our report included in Coach USA, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 (and to all references to our Firm), included in or made a part of this registration statement.




 ARTHUR ANDERSEN LLP

 Houston, Texas
 May 1, 1998